EXHIBIT 12
Stein Roe Growth Opportunities Fund
Investments as of September 30, 1997
(Dollar Amounts In Thousands)
(Unaudited)

                                                Number     Market
                                               of Shares   Value
                                               ---------   ------
Common Stocks  (90.4%)
Business Services (13.4%)
*AHL Services, Inc.                             10,000      $182
*AccuStaff Incorporated                         27,000       850
*CCC Information Services Group Inc.            23,000       489
*Caribiner International, Inc.                  19,000       774
Danka Business Systems Plc                      14,000       623
*Gartner Group, Inc.                            20,000       600
*INSpire Insurance Solutions, Inc.              34,000       616
*Iron Mountain Incorporated                     17,000       595
*Learning Tree International, Inc.              12,000       344
*Sylvan Learning Systems, Inc.                  12,000       527
*Viking Office Products, Inc.                   33,000       718
*The Vincam Group, Inc.                         12,000       345
                                                         -------
                                                           6,663

Consumer Products & Services (3.4%)
*Blyth Industries, Inc.                         14,000       392
*CUC International Inc.                         28,000       868
St. John Knits, Inc.                             9,000       404
                                                         -------
                                                           1,664

Data Processing Services (3.4%)
*The BISYS Group, Inc.                          14,000       450
First Data Corporation                          13,000       488
*Fiserv, Inc.                                   17,000       746
                                                         -------
                                                           1,684

Financial Services (8.5%)
Capital Re Corporation                           8,000       488
Citicorp                                         4,000       536
Federal National Mortgage Assocation            13,000       611
HCC Insurance Holdings, Inc.                    23,000       611
MGIC Investment Corporation                     13,000       745
Norwest Corporation                              8,000       490
Washington Mutual, Inc.                         11,000       767
                                                         -------
                                                           4,248

                                                Number     Market
                                               of Shares   Value
                                               ---------   ------
Health Care (15.7%)
*Applied Analytical Industries, Inc.            18,000      $365
Biomet, Inc.                                    27,000       648
*Boron, LePore & Associates, Inc.               25,000       578
*Boston Scientific Corporation                  11,000       607
Cardinal Health, Inc.                           10,000       710
Guidant Corporation                             12,000       672
HBO & Company                                   18,000       679
*HEALTHSOUTH Corporation                        23,000       614
*Health Management Associates, Inc.             19,000       601
*PAREXEL International Corporation              23,000       908
Pfizer Inc                                       7,000       420
*PhyCor, Inc.                                   15,000       436
United HealthCare Corporation                   12,000       600
                                                         -------
                                                           7,838

Industrial Products  (9.7%)
*Advanced Lighting Technologies, Inc.           15,000       405
*Barnett Inc.                                   14,000       297
Borg-Warner Automotive, Inc.                     8,000       455
Ecolab Inc.                                      8,000       388
Honeywell Inc.                                   7,000       470
*Hub Group, Inc.                                12,000       446
Monsanto Company                                11,000       429
*Pameco Corporation                             20,000       355
Schlumberger Limited                             9,000       758
*Solutia Inc.                                    2,200        44
*Wilmar Industries, Inc.                        14,000       378
*Wisconsin Central Transporatation Corporation  13,000       414
                                                         -------
                                                           4,839

Leisure & Entertainment  (5.2%)
Carnival Corporation                            16,000       740
*Doubletree Corporation                         14,000       676
La Quinta Inns, Inc.                            25,000       589
*Signature Resorts, Inc.                        12,000       570
                                                           -----
                                                           2,575

Media  (5.5%)
*CMP Media Inc.                                 11,000       275
*Cox Communications, Inc.                       15,000       413
*Getty Communications Plc                       37,000       685
*Outdoor Systems, Inc.                          23,000       604
*Univision Communications Inc.                  14,000       770
                                                         -------
                                                           2,747

                                                Number     Market
                                               of Shares   Value
                                               ---------   ------
Retail  (6.2%)
Dollar General Corporation                      17,500      $596
The Home Depot, Inc.                            10,000       521
*Kohl's Corporation                              9,000       639
*Paul Harris Stores, Inc.                       30,000       829
The TJX Companies, Inc.                         17,000       520
                                                         -------
                                                           3,105

Technology Services (15.4%)
*Analog Devices, Inc.                           19,000       636
*Cambridge Technology Partners, Inc.            19,000       680
*Cisco Systems, Inc.                             8,000       585
*Documentum, Inc.                               23,000       765
*HNC Software Inc.                              11,000       437
Intel Corporation                                4,000       369
Molex Incorporated                              15,000       611
*PeopleSoft, Inc.                               11,000       657
*Saville Systems Plc                             8,000       562
*Siebel Systems, Inc.                           15,000       639
*Solectron Corporation                          17,000       757
*Sterling Commerce, Inc.                        15,000       539
*The Vantive Corporation                        19,000       456
                                                         -------
                                                           7,693
Telecommunications (4.0%)
*CIENA Corporation                              12,000       594
LM Ericsson Telecommunications                  10,000       480
*Powerwave Technologies, Inc.                   24,000       930
                                                         -------
                                                           2,004
                                                         -------
Total Common Stocks (Cost $41,338)                        45,060

                                              Principal
                                               Amount
                                              ---------
Short-Term Obligations  (9.5%)
Commercial Paper (9.5%)
Associates Corp. of North America
  6.400% 10/01/97                               $2,435     2,435
UBS Finance 6.750% 10/01/97                      2,308     2,308
Total Short-Term Obligations (Amortized                  -------
  Cost $4,743)                                             4,743

Total Investments  (99.9%)                               $49,803
(Cost $46,081)
Other Assets, Less Liabilities  (0.1%)                        27
                                                         -------
Total Net Assets (100.0%)                                $49,830
                                                         =======

*Non-income producing.
See accompanying notes to financial statements.

Stein Roe Growth Opportunities Fund
Balance Sheet
September 30, 1997
(All amounts in thousands, except per-share data)
(Unaudited)


Assets
Investment in Portfolio, at market value          $   49,803
Cash                                                     101
Receivable for fund shares sold                           56
Dividends and interest receivable                          5
Other assets                                              31
                                                  ----------
   Total Assets                                   $   49,996
                                                  ==========
Liabilities
Payable to investment adviser and transfer agent  $       82
Payable for fund shares redeemed                          44
Other liabilities                                         40
                                                  ----------
   Total Liabilities                                     166
                                                  ----------
Capital
Paid-in capital                                       46,479
Net unrealized appreciation of investments             3,722
Accumulated undistributed net investment income            2
Accumulated undistributed net realized
   losses on investments                                (373)
                                                  ----------
   Total Capital (Net Assets)                         49,830
                                                  ----------
   Total Liabilities and Capital                  $   49,996
                                                  ==========

Shares Outstanding (Unlimited Number Authorized)       4,625
                                                  ==========
Net Asset Value (Capital) Per Share               $    10.77
                                                  ==========

See accompanying notes to financial statements.

Stein Roe Growth Opportunities Fund
Statement of Operations
For the Period Ended September 30, 1997(a)
(All amounts in thousands)
(Unaudited)


Investment Income
Interest                                          $      118
Dividends                                                 28
                                                  ----------
   Total Investment Income                               146

Expenses
Management fees                                           86
Transfer agent fees                                       25
Audit and legal fees                                      23
Printing and postage                                      18
Administrative fees                                       17
Organizational expense                                     8
Custodian fees                                             7
Accounting fees                                            6
Trustees' fees                                             2
Other                                                      8
                                                  ----------
   Total Expenses                                        200

   Reimbursement of Expenses by Investment
       Adviser                                          (56)
                                                  ----------
   Total Net Expenses                                    144
                                                  ----------
   Net Investment Income                                   2
                                                  ----------

Realized and Unrealized Gains (Losses)
   on Investments
Net realized losses on investments                      (373)
Net change in unrealized appreciation
   or depreciation of investments                      3,722
                                                  ----------
   Net Gains (Losses) on Investments                   3,349
                                                  ----------
Net Increase in Net Assets Resulting
   from Operations                                $    3,351
                                                  ==========

(a)  From commencement of operations on June 30, 1997.

See accompanying notes to financial statements.

Stein Roe Growth Opportunities Fund
Statement of Changes in Net Assets
For The Period Ended September 30, 1997(a)
(All amounts in thousands)
(Unaudited)

Operations
Net investment income                             $        2
Net realized losses on investments                      (373)
Net change in unrealized appreciation or
     depreciation of investments                       3,722
                                                  ----------
     Net Increase in Net Assets
     Resulting from Operations                         3,351
                                                  ----------
Distributions To Shareholders
Dividends from net investment income                       -
Capital gain distributions                                 -
                                                  ----------
     Total Distributions to Shareholders                   -
                                                  ----------
Share Transactions
Subscriptions to fund shares                          50,017
Investment income dividends reinvested                     -
Capital gain distributions reinvested                      -
Redemptions of fund shares                            (3,538)
                                                  ----------
     Net Increase from Share Transactions             46,479
                                                  ----------
     Net Increase in Net Assets                       49,830

Total Net Assets
Beginning of Period                                        -
                                                  ----------
End of Period                                     $   49,830
                                                  ==========

Accumulated Undistributed Net Investment
   Income at End of Period                        $        2
                                                  ==========

Analyses of Changes in Shares of Beneficial Interest
Subscriptions to fund shares                           4,965
Investment income dividends reinvested                     -
Capital gain distributions reinvested                      -
                                                  ----------
                                                       4,965
Redemptions of fund shares                              (340)
                                                  ----------
Net increase in fund shares                            4,625
Shares outstanding at beginning of period                  -
                                                  ----------
Shares outstanding at end of period                    4,625
                                                  ==========

(a)  From the commencement of operations on June 30, 1997.
See accompanying notes to financial statements.

NOTE 1. SIGNIFICANT ACCOUNTING POLICIES

The following are the significant accounting policies of Stein Roe Growth Opportunities Fund, a series of the Stein Roe Investment Trust (a Massachusetts business trust). These policies are in conformity with generally accepted accounting principles. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of increases and decreases in net assets from operations during the reporting period. Actual results could differ from those estimates.

Security Valuations
All securities are valued as of September 30, 1997. Securities are valued at, depending on the security involved, the last reported sales price, last bid or asked price, or the mean between last bid and asked priced as of the close of the appropriate exchange or other designated time. A security which is listed or traded on more than one exchange is valued at the quotation on the exchange determined to be the primary exchange for such security. Other assets and securities of the Fund are valued by a method that the Board of Trustees believes represents a fair value.

Federal Income Taxes
No provision is made for federal income taxes since the Fund elects to be taxed as a "regulated investment company" and make such distributions to its shareholders as to be relieved of all federal income taxes under provisions of current federal tax law.

The Fund intends to utilize provisions of the federal income tax laws, which allow them to carry a realized capital loss forward up to eight years following the year of the loss, and offset such losses against any future realized gains. At September 30, 1997, the accumulated undistributed net realized loss on investments for federal income tax purposes, amounting to $373, is available to offset future taxable gains. If not applied, the carry-forward expires in 2005.

Distributions to Shareholders
The Fund declares and pays dividends of any net investment income and net realized capital gains annually, which are recorded on the ex-dividend date. Dividends are determined in accordance with income tax principles which may treat certain transactions differently from generally accepted accounting principles. Distributions in excess of tax basis earnings are reported in the financial statements as a return of capital. Differences in the recognition or classification of income between the financial statements and tax earnings that result in temporary overdistributions are classified as distributions in excess of net investment income or net realized gains, and any permanent differences are reclassified to paid-in capital.

Other Information
Dividend income is recognized on the ex-dividend date and interest income is recognized on an accrual basis.

Realized gains or losses from sales of securities are determined on the specific identified cost basis.

All amounts, except per-share amounts, are shown in thousands.

NOTE 2. TRUSTEES' FEES AND TRANSACTIONS WITH AFFILIATES

The Fund pays monthly management and administrative fees, computed and accrued daily, to Stein Roe & Farnham Incorporated (the "Adviser"), an indirect, majority-owned subsidiary of Liberty
Mutual Insurance Company, for its services as investment adviser and manager. The management fee for the Fund is computed at an annual rate of .75 percent of the first $500 million of average daily net assets, .70 percent of the next $500 million, .65 percent of the next $500 million, and .60 percent thereafter. The administrative fee for the Fund is computed at an annual rate of
 .15 percent of the first $500 million of average daily net assets, .125 percent of the next $500 million, .10 percent of the next $500 million, and .075 percent thereafter.

The administrative agreement for the Fund provides that the Adviser will reimburse the Fund to the extent that annual expenses, excluding certain expenses, exceed the applicable limits prescribed by any state in which the Fund's shares are offered for sale. In addition, the Adviser has agreed to reimburse the Fund to the extent that expenses exceed 1.25 percent of average daily net assets. This expense limitation expires on January 31, 1998, subject to earlier termination by the Adviser on 30 days' notice.

The transfer agent fees are paid to SteinRoe Services Inc. (SSI), an indirect, majority-owned subsidiary of Liberty Mutual Insurance Company. SSI has entered into an agreement with Colonial Investors Service Center, Inc., an indirect, majority-owned subsidiary of Liberty Mutual Insurance Company, to act as sub-transfer agent for the Funds.

The Adviser also provides certain fund accounting services. For the period ended September 30, 1997, the Fund incurred charges of $6.

Certain officers and trustees of the Trust are also officers of the Adviser. The compensation of trustees not affiliated with the Adviser for the Fund for the period ended September 30, 1997, was $2. No remuneration was paid to any other trustee or officer of the Trust.

NOTE 3. SHORT-TERM DEBT

To facilitate portfolio liquidity, the Fund maintains borrowing arrangements under which it can borrow against portfolio securities. The Fund had no borrowings during the period ended
September 30, 1997.

NOTE 4. INVESTMENT TRANSACTIONS

The aggregate cost of purchases and proceeds from sales other than short-term obligations for the period ended September 30, 1997, were $42,965 and $1,253, respectively.

At September 30, 1997, gross unrealized appreciation and depreciation on a tax basis and the cost of investments for federal income tax purposes and for financial reporting purposes were $5,002, $1,280, $46,081 and $46,081, respectively.

Financial Highlights
Stein Roe Growth Opportunities Fund
(All amounts in thousands, except per-share data)
(Unaudited)


Selected per-share data (for a share outstanding throughout each period), ratios and supplemental data.

                                               Period
                                               Ended
                                           September 30,
                                              1997(a)
                                           --------------
Net Asset Value, Beginning of Period          $10.00
                                              ------
Income From Investment Operations
  Net investment income                            -
  Net realized and unrealized gains
    (losses) on investments                     0.77
                                              ------
    Total from investment operations            0.77
                                              ------
Distributions
  Net investment income                            -
  Net realized capital gains                       -
                                              ------
    Total distributions                            -
                                              ------

Net Asset Value, End of Period                $10.77
                                              ======

Ratio of net expenses to average net
  assets (b)                                   1.25%*
Ratio of net investment income to average
  net assets (c)                               0.02%*
Portfolio turnover rate                           3%
Average commissions (per share)              $0.0708
Total return                                   7.70%
Net assets, end of period                    $49,830

*Annualized

(a)  From commencement of operations on June 30, 1997.
(b) If the Fund had paid all of its expenses and there had been no reimbursement by the Adviser, this ratio would have been 1.74 percent for the period ended September
     30, 1997.
(c) Computed giving effect to the Adviser's expense limitation undertaking.